UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
 of the Securities Exchange Act of 1934
January 20, 2017
 Date of Report (Date of earliest event reported)
KONARED CORPORATION
 (Exact name of small business issuer as specified in its charter)
Nevada	000-55208	99-0366971
(State or other jurisdiction of	(Commission	(IRS Employer Identification
incorporation or	File Number)	Number)
organization)
1101 Via Callejon #200, San Clemente, CA 92673-4230
 (Address of principal executive offices) (Zip Code)
Phone: (808) 212-1553
 (Registrant's telephone number)
N/A
 (Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 20, 2017, Mr. William Van Dyke resigned his position as a member of the Board of Directors (the "Board") of KonaRed Corporation (the "Company"). Mr. Van Dyke's resignation letter is attached as an Exhibit to this Report. Mr. Van Dyke is leaving the Company to attend to other business interests and advised that he had no disagreement with the Company relating to its operations, policies or practices. In gratitude for his service, as a retiring bonus the Company awarded Mr. Van Dyke an additional 150,000 options, which have an expiry date of December 19, 2019 and an exercise price of $0.05 per share. Additionally, the 750,000 options which Mr. Van Dyke had previously been awarded were re-priced to the same exercise price. A copy of this Report was provided to Mr. Van Dyke by the Company prior to filing and Mr. Van Dyke has not provided, and has indicated to the Company that other than his resignation letter, he does not plan to provide to the Company with any further correspondence in respect of his resignation from the Company and/or this filing.

Also effective January 20, 2017, at a meeting of the Board we appointed Mr. James S. Tonkin to fill the vacant Board position. Mr. Tonkin is the Founder and President of HealthyBrandBuilders and has spent over 43 years in the beverage and food industries and is a well-known speaker, teacher and entrepreneur mentor. He has designed and implemented national infrastructure for dozens of clients and has successfully created and implemented business and financial strategies for domestic and international firms focusing on production and manufacturing, branding, sales, marketing and distribution

Mr. Tonkin's expertise spans the gamut from domestic cheese to potato chips, fortified pet waters to nutraceutical-functional and enhanced beverages. He has been heralded as the beverage expert or "guru" in the functional and nutraceutical beverage segments. As a recognized leader, he is a frequent speaker having served as keynote speaker at the Australian Beverage Summit- Melbourne Australia, Global Bottled Water Congress-Mexico City, International Dairy Congress- Athens. He has presided over many presentations at WorldNutra Conferences, where he sat as an Advisory Board Member, as well as Nutracon and Natural Products Expos East and West and Healthy Foods Conferences. He often leads panels at "Focus on the Future Forums" and Supplyside East and West for Virgo Publishing.

We believe Mr. Tonkin is qualified to serve on our Board because of his extensive knowledge and experience in the food & beverage industry. Mr. Tonkin was issued 250,000 restricted common shares as an inducement to join the Board. Other than this shares issuance, there are no compensation agreements in place or anticipated at this date to compensate Mr. Tonkin for his services on the Board and he has not yet been appointed to any committees of the Board.

Item 9.01 Financial Statements and Exhibits.

Exhibit 17.1 - William Van Dyke resignation letter

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
KONARED CORPORATION
/s/ Shaun Roberts
Shaun Roberts
Chief Executive Officer
 January 23, 2017